EXHIBIT 5
January 19, 2006
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     We are legal counsel to Hutchinson Technology Incorporated (the “Company”) and, as such, we have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the proposed offer and sale from time to time of the following securities (the “Securities”): (i) unsecured, unsubordinated debt securities of the Company (the “Senior Debt Securities”), unsecured, subordinated debt securities of the Company (the “Subordinated Debt Securities”), or unsecured, subordinated convertible debt securities of the Company (the “Convertible Subordinated Debt Securities” and collectively with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”) and (ii) common stock, par value $0.01 per share of the Company (the “Common Stock”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.
     The Senior Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4(d) to the Registration Statement, with appropriate insertions, (the “Senior Indenture”) to be entered into by the Company and a trustee or trustees to be named by the Company. The Subordinated Debt Securities are to be issued under one or more indentures in substantially the form that will be filed as a post-effective amendment to the Registration Statement (the “Subordinated Indenture”) to be entered into by the Company and a trustee or trustees to be named by the Company. The Convertible Subordinated Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4(f) to the Registration Statement, with appropriate insertions (the “Convertible Subordinated Indenture”) proposed to be entered into by the Company and LaSalle Bank, N.A. The Common Stock is to be issued under the Amended and Restated Articles of Incorporation.
     Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of the Securities. We have examined or are otherwise familiar with the Amended and Restated Articles of Incorporation, the Restated By-Laws of the Company, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that: (i) upon the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture or the Convertible Subordinated Indenture, as the case may be, following the completion of all required Corporate Proceedings, and the execution, issuance and delivery, and the authentication by a duly appointed trustee, of the Senior Debt Securities, Subordinated Debt Securities and Convertible Subordinated Debt Securities, such Senior Indenture, Subordinated Indenture or Convertible Subordinated Indenture, as the case may be, will become a valid and binding instrument, and any Debt Securities issuable thereunder will be legal, valid and binding obligations of the Company, and any Common Stock (assuming completion of the actions referred to in clause (ii) below) issuable thereunder will be duly and validly authorized and issued, fully paid and nonassessable; and (ii) upon the authorization of issuance of the Common Stock, following the completion of all required Corporate Proceedings, and the execution, issuance and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid and nonassessable; except in each case as the legality, validity, binding effect and enforceability of provisions of such instruments and agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law. The foregoing opinions assume that (a) the execution of the Senior Indenture, Subordinated Indenture, Convertible Subordinated Indenture and the Securities is by an officer or officers of the Company authorized by the Corporate Proceedings; (b) the consideration designated in the applicable Corporate Proceedings for any Common Stock shall have been received by the Company in accordance with applicable law; (c) the Senior Indenture, the Subordinated Indenture and the Convertible Subordinated Indenture shall have been duly authorized, executed and delivered by all parties thereto other than the Company; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) the applicable Senior Indenture, Subordinated Indenture or Convertible Subordinated Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended; and (f) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.
     We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Senior Indenture, the Subordinated Indenture or the Convertible Subordinated Indenture (the “Agreements”). Because the governing law provision of the Agreements relates to the law of a jurisdiction as to which I express no opinion, the opinions set forth in clause (i) of the preceding paragraph are given as if the law of the State of Minnesota governs the Agreements.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, FAEGRE & BENSON LLP
By:	/s/ Wendy B. Mahling
Wendy B. Mahling